Exhibit 10.3

EXECUTION COPY

PARENT GUARANTY AGREEMENT

dated as of March 9, 2007

by

CARROLS RESTAURANT GROUP, INC.,

as Parent Guarantor,

in favor of

WACHOVIA BANK, NATIONAL ASSOCIATION

as Agent

i

PARENT GUARANTY AGREEMENT (as amended, restated, supplemented or otherwise modified, this “Parent Guaranty” or this “Agreement”), dated as of March 9, 2007, is made by CARROLS RESTAURANT GROUP, INC., a Delaware corporation (the “Parent Guarantor”), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Agent”) for the ratable benefit of itself and the Secured Parties.

STATEMENT OF PURPOSE

Pursuant to the terms of the Loan Agreement dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among Carrols Corporation, a Delaware corporation, as borrower (the “Borrower”), the financial institutions who are or may become party thereto (the “Lenders”) and the Agent, the Lenders have agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein.

The Borrower and the Parent Guarantor, though separate legal entities, comprise one integrated financial enterprise, and all extensions of credit to the Borrower will inure, directly or indirectly to the benefit of the Parent Guarantor.

It is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Loan Agreement that the Parent Guarantor shall have executed and delivered this Parent Guaranty to the Agent, for the ratable benefit of itself and the Secured Parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Agent and the Lenders to enter into the Loan Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, the Parent Guarantor hereby agrees with the Agent, for the ratable benefit of itself and the Secured Parties, as follows:

ARTICLE I

DEFINED TERMS

SECTION 1.1 Definitions. The following terms when used in this Parent Guaranty shall have the meanings assigned to them below:

“Applicable Insolvency Laws” means all Legal Requirements governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. Sections 544, 547, 548 and 550 and other “avoidance” provisions of Title 11 of the United States Code, as amended or supplemented).

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Secured Parties” means the Agent, each Lender and any counterparty to an Interest Rate Risk Agreement that is a Lender or an Affiliate of a Lender at the time such Interest Rate Risk Agreement is executed.

“Subsidiary Guarantor” means each Subsidiary of the Borrower party to the Subsidiary Guaranty.

“Subsidiary Guaranty” means the Subsidiary Guaranty Agreement, dated as of even date herewith, made by certain Subsidiaries of the Borrower in favor of the Agent for the ratable benefit of itself and the Secured Parties, as amended, restated, supplemented or otherwise modified.

SECTION 1.2 Other Definitional Provisions. Capitalized terms used and not otherwise defined in this Parent Guaranty including the preambles and recitals hereof shall have the meanings ascribed to them in the Loan Agreement. In the event of a conflict between capitalized terms defined herein and in the Loan Agreement, the Loan Agreement shall control. The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Parent Guaranty shall refer to this Parent Guaranty as a whole and not to any particular provision of this Parent Guaranty, and Section references are to this Parent Guaranty unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to the Parent Guarantor, shall refer to the Parent Guarantor’s Collateral or the relevant part thereof.

ARTICLE II

GUARANTY

SECTION 2.1 Parent Guaranty. The Parent Guarantor hereby unconditionally guarantees to the Agent for the ratable benefit of itself and the Secured Parties, and their respective permitted successors, endorsees, transferees and assigns, the prompt payment and performance of:

(a) all Obligations of the Borrower; and

(b) all liabilities and obligations of the Parent Guarantor and each of its Subsidiaries with respect to overdrafts, returned items and related liabilities and all indemnification obligations under the Loan Documents now or hereafter owing by any such Person to the Agent or any Lender arising from or in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds for the benefit of such Person, in each case, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether enforceable or unenforceable as against the Borrower, whether or not discharged, stayed or otherwise affected by any Applicable Insolvency Law or proceeding thereunder, whether created directly with the Agent or any Secured Party or acquired by the Agent or any Secured Party through assignment or endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all Obligations of the Borrower, including all of the foregoing being hereafter collectively referred to as the “Guaranteed Obligations”).

SECTION 2.2 Bankruptcy Limitations on Parent Guarantor. Notwithstanding anything to the contrary contained in Section 2.1, it is the intention of the Parent Guarantor and the Secured Parties that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to the Parent Guarantor or its assets, the amount of the Parent Guarantor’s obligations with respect to the Guaranteed Obligations shall be equal to, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of Applicable Insolvency Laws. To that end, but only in the event and to the extent that the Parent Guarantor’s obligations with respect to the Guaranteed Obligations or any payment made pursuant to such Guaranteed Obligations would, but for the operation of the first sentence of this Section 2.2, be subject to avoidance or recovery in any such proceeding under Applicable Insolvency Laws, the amount of the Parent Guarantor’s obligations with respect to the Guaranteed Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render the Parent Guarantor’s obligations with respect to the Guaranteed Obligations unenforceable or avoidable or otherwise subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the first sentence of this Section 2.2 and is otherwise subject to avoidance and recovery in any such proceeding under Applicable Insolvency Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Guaranteed Obligations as limited by the first sentence of this Section 2.2 shall in all events remain in full force and effect and be fully enforceable against the Parent Guarantor. The first sentence of this Section 2.2 is intended solely to preserve the rights of the Agent hereunder against the Parent Guarantor in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither the Parent Guarantor, the Borrower, any Subsidiary Guarantor nor any other Person shall have any right or claim under such sentence that would not otherwise be available under Applicable Insolvency Laws in such proceeding.

SECTION 2.3 Agreements Regarding Subrogation and Reimbursement.

(a) Agreement Regarding Subrogation. Notwithstanding any payment or payments by the Parent Guarantor hereunder, or any set-off or application of funds of the Parent Guarantor by the Agent or any Secured Party, or the receipt of any amounts by the Agent or any Secured Party with respect to any of the Guaranteed Obligations, the Parent Guarantor shall not be entitled to be subrogated to any of the rights of the Agent or any Secured Party against the Borrower, any of the Subsidiary Guarantors or any other guarantor of the Guaranteed Obligations or against any collateral security held by the Agent or any Secured Party for the payment of the Guaranteed Obligations, nor shall the Parent Guarantor seek any reimbursement from the Borrower, any of the Subsidiary Guarantors or any other guarantor of the Guaranteed Obligations in respect of payments made by the Parent Guarantor in connection with the Guaranteed Obligations, until all amounts owing to the Agent and the Secured Parties on account of the Guaranteed Obligations are paid in full and the Revolving Loan Commitments are terminated. If any amount shall be paid to the Parent Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full or the Revolving Loan Commitments are not terminated, such amount shall be held by the Parent Guarantor in trust for the Agent, segregated from other funds of the Parent Guarantor, and shall, forthwith upon receipt by the Parent Guarantor, be turned over to the Agent in the exact form received by the Parent Guarantor (duly endorsed by the Parent Guarantor to the Agent, if required) to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as set forth in the Loan Agreement.

(b) Agreement Regarding Reimbursement. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that, as the Borrower is a wholly-owned Subsidiary of the Parent Guarantor and part of an integrated financial enterprise to which the Parent Guarantor and each Subsidiary Guarantor is a party, each Subsidiary Guarantor shall have a right of reimbursement and indemnity from the Parent Guarantor for any amount paid by such Subsidiary Guarantor in lieu of a right of contribution between the Subsidiary Guarantors and the Parent Guarantor.

SECTION 2.4 Nature of Parent Guaranty.

(a) The Parent Guarantor agrees that this Parent Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Parent Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

(i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, the Loan Agreement or any other Loan Document or any other agreement, document or instrument to which the Parent Guarantor, the Borrower or any Subsidiary Guarantor is or may become a party;

(ii) the absence of any action to enforce this Parent Guaranty, the Loan Agreement or any other Loan Document or the waiver or consent by the Agent or any Secured Party with respect to any of the provisions of this Parent Guaranty, the Loan Agreement or any other Loan Document;

(iii) the existence, value or condition of, or failure to perfect its Lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Agent or any Secured Party in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty); or

(iv) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by the Parent Guarantor that, subject to the first sentence of Section 2.2, its obligations under this Parent Guaranty shall not be discharged until the final indefeasible payment and performance, in full, of all of the Guaranteed Obligations and the termination of the Revolving Loan Commitments.

(b) The Parent Guarantor represents, warrants and agrees that its obligations under this Parent Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind (other than the defense of payment) against the Agent, any Secured Party, the Borrower or any Subsidiary Guarantor whether now existing or which may arise in the future.

(c) The Parent Guarantor hereby agrees and acknowledges that the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Parent Guaranty, and all dealings between the Borrower and the Parent Guarantor, on the one hand, and the Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Parent Guaranty.

SECTION 2.5 Waivers. To the extent permitted by law, the Parent Guarantor expressly waives all of the following rights and defenses (and agrees not to take advantage of or assert any such right or defense):

(a) any rights it may now or in the future have under any statute, or at law or in equity, or otherwise, to compel the Agent or any Lender to proceed in respect of the Guaranteed Obligations against the Borrower, the Subsidiary Guarantors or any other Person or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, the Parent Guarantor;

(b) any defense based upon the failure of the Agent or any Secured Party to commence an action in respect of the Guaranteed Obligations against the Parent Guarantor, the Borrower, any of the Subsidiary Guarantors, any other guarantor of the Guaranteed Obligations or any other Person or any security for the payment and performance of the Guaranteed Obligations;

(c) any right to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Parent Guarantor of its obligations under, or the enforcement by the Agent or the Secured Parties of this Parent Guaranty;

(d) any right of diligence, presentment, demand, protest and notice (except as specifically required herein) of whatever kind or nature with respect to any of the Guaranteed Obligations and waives, to the extent permitted by any Legal Requirement, the benefit of all provisions of law which are or might be in conflict with the terms of this Parent Guaranty; and

(e) any and all right to notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Agent or any Secured Party upon, or acceptance of, this Parent Guaranty.

The Parent Guarantor agrees that any notice or directive given at any time to the Agent or any Secured Party which is inconsistent with any of the foregoing waivers shall be null and void and may be ignored by the Agent or such Secured Party, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Parent Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Parent Guaranty, unless the Agent and the Majority Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Loan Agreement and the other Loan Documents and, but for this Parent Guaranty and such waivers, the Agent and Lenders would decline to enter into the Loan Agreement and the other Loan Documents.

SECTION 2.6 Modification of Loan Documents, etc. Neither the Agent nor any Secured Party shall incur any liability to the Parent Guarantor as a result of any of the following, and none of the following shall impair or release this Parent Guaranty or any of the obligations of the Parent Guarantor under this Parent Guaranty:

(a) any change or extension of the manner, place or terms of payment of, or renewal or alteration of all or any portion of, the Guaranteed Obligations;

(b) any action under or in respect of the Loan Agreement or the other Loan Documents in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver or refraining from exercising any such remedies, powers or privileges;

(c) any amendment to, or modification of, in any manner whatsoever, the Loan Documents;

(d) any extension or waiver of the time for performance by the Parent Guarantor, any Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations, the Borrower or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under a Loan Document, or waiver of such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e) the taking and holding security or collateral for the payment of the Guaranteed Obligations or the sale, exchange, release, disposal of, or other dealing with, any property pledged, mortgaged or conveyed, or in which the Agent or the Secured Parties have been granted a Lien, to secure any debt of the Parent Guarantor, any Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations or the Borrower to the Agent or the Secured Parties;

(f) the release of anyone who may be liable in any manner for the payment of any amounts owed by the Parent Guarantor, any Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations or the Borrower to the Agent or any Secured Party;

(g) any modification or termination of the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Parent Guarantor, any Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations or the Borrower are subordinated to the claims of the Agent or any Secured Party; or

(h) any application of any sums by whomever paid or however realized to any Guaranteed Obligations owing by the Parent Guarantor, any Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations or the Borrower to the Agent or any Secured Party in such manner as the Agent or any Secured Party shall determine in its reasonable discretion.

SECTION 2.7 Demand by the Agent. In addition to the terms set forth in this Article II and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations are declared to be immediately due and payable, then the Parent Guarantor shall, upon demand in writing therefor by the Agent to the Parent Guarantor, pay all or such portion of the outstanding Guaranteed Obligations due hereunder then declared due and payable. Notwithstanding the foregoing, the Parent Guarantor agrees that, in the event of the dissolution or insolvency of the Borrower or any Subsidiary Guarantor, or the inability or failure of the Borrower or any Subsidiary Guarantor to pay debts as they become due, or an assignment by the Borrower or any Subsidiary Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Borrower or any Subsidiary Guarantor under bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Guaranteed Obligations may not then be due and payable, the Parent Guarantor will pay to the Agent, for the ratable benefit of the other Secured Parties and their respective successors, indorsees, transferees and assigns, forthwith the full amount which would be payable hereunder by the Parent Guarantor if all such Guaranteed Obligations were then due and payable.

SECTION 2.8 Remedies. Upon the occurrence and during the continuance of any Event of Default, with the consent of the Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, enforce against the Parent Guarantor its obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Agent hereunder, under the Loan Agreement or the other Loan Documents or otherwise.

SECTION 2.9 Benefits of Parent Guaranty. The provisions of this Parent Guaranty are for the benefit of the Agent and the Secured Parties and their respective permitted successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrower, the Agent and the Secured Parties, the obligations of the Borrower under the Loan Documents. In the event all or any part of the Obligations are transferred, endorsed or assigned by the Agent or any Secured Party to any Person or Persons as permitted under the Loan Agreement, any reference to an “Agent”, or “Secured Party” herein shall be deemed to refer equally to such Person or Persons.

SECTION 2.10 Termination; Reinstatement.

(a) Subject to clause (c) below, this Parent Guaranty shall remain in full force and effect until all the Guaranteed Obligations and all the obligations of the Parent Guarantor shall have been paid in full and the Revolving Loan Commitments terminated.

(b) No payment made by the Parent Guarantor, the Borrower, any Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations or any other Person received or collected by the Agent or any Secured Party from the Parent Guarantor, the Borrower, any Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Parent Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by the Parent Guarantor in respect of the obligations of the Parent Guarantor or any payment received or collected from the Parent Guarantor in respect of the obligations of the Parent Guarantor), remain liable for the obligations of the Parent Guarantor up to the maximum liability of the Parent Guarantor hereunder until the Guaranteed Obligations and all the obligations of the Parent Guarantor shall have been paid in full and the Revolving Loan Commitments terminated.

(c) The Parent Guarantor agrees that, if any payment made by the Parent Guarantor, the Borrower, any Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations or any other Person applied to the Guaranteed Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or is repaid in whole or in part pursuant to a good faith settlement of a pending or threatened claim, or the proceeds of any Collateral are required to be refunded by the Agent or any Secured Party to the Borrower, its estate, trustee, receiver, the Parent Guarantor, any other guarantor of the Guaranteed Obligations or any other Person, including, without limitation, any Subsidiary Guarantor, under any Legal Requirement or equitable cause, then, to the extent of such payment or repayment, the Parent Guarantor’s liability hereunder (and any Lien or Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Parent Guaranty shall have been canceled or surrendered (and if any Lien or Collateral securing the Parent Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Parent Guaranty (and such Lien or Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Parent Guarantor in respect of the amount of such payment (or any Lien or Collateral securing such obligation).

SECTION 2.11 Payments. Payments by the Parent Guarantor shall be made to the Agent, to be credited and applied to the Guaranteed Obligations in accordance with the terms of the Loan Agreement, in immediately available Dollars to an account designated by the Agent or at the Agent’s Principal Office or at any other address that may be specified in writing from time to time by the Agent.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Agent and the Lenders to make any extensions of credit, the Parent Guarantor hereby represents and warrants that:

SECTION 3.1 Organization; Power; Qualification. The Parent Guarantor (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all necessary power and authority to conduct its business as presently conducted, and (c) is duly qualified to do business and in good standing in all jurisdictions in which the failure to so qualify could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or Properties of the Parent Guarantor.

SECTION 3.2 Authorization of Agreement; Enforceability. This Parent Guaranty is a legal, valid and binding obligation of the Parent Guarantor, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency and other similar laws and judicial decisions affecting creditors’ rights generally and by general equitable principles. The execution, delivery and performance of this Parent Guaranty (a) have all been duly authorized by all necessary action; (b) are within the power and authority of the Parent Guarantor; (c) do not and will not contravene or violate any Legal Requirement applicable to the Parent Guarantor or the Organizational Documents of the Parent Guarantor, the contravention or violation of which could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or Properties of the Parent Guarantor; (d) do not and will not result in the breach of, or constitute a default under, any material agreement or instrument by which the Parent Guarantor or any of its Property may be bound, and (e) do not and will not result in the creation of any Lien upon any Property of the Parent Guarantor, except in favor of Agent or as expressly contemplated therein. All necessary permits, registrations and consents for such making and performance have been obtained. Except as otherwise expressly stated in the Security Documents, the Liens of the Security Documents, will constitute valid and perfected first and prior Liens on the Property described therein, subject to no other Liens whatsoever except Permitted Liens.

SECTION 3.3 Title; Liens. The Parent Guarantor has good and marketable title to the Collateral pledged (or purported to be pledged) thereby pursuant to the Security Documents, free and clear of all Liens except Permitted Liens.

SECTION 3.4 Litigation. Except as disclosed in the Parent Guarantor’s or the Borrower’s filings with the Securities and Exchange Commission on or prior to December 15, 2006, there is no litigation or administrative proceeding, to the knowledge of any executive officer of the Parent Guarantor, pending or threatened against, nor any outstanding judgment, order or decree against, the Parent Guarantor before or by any Governmental Authority which does or could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or Properties of the Parent Guarantor or on the ability of the Parent Guarantor to perform its respective obligations under any Loan Document to which it is a party. The Parent Guarantor is not in default with respect to any judgment, order or decree of any Governmental Authority where such default would have a material adverse effect on the business, condition (financial or otherwise), operations or Properties of the Parent Guarantor.

SECTION 3.5 Solvency. The Parent Guarantor is not “insolvent,” as such term is used and defined in (a) the Bankruptcy Code and (b) the fraudulent conveyance statutes of the State of New York or of any jurisdiction in which any of the Collateral may be located.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 11.2 of the Loan Agreement; provided that notices and communications to the Parent Guarantor shall be directed to the Parent Guarantor, at the address of the Borrower set forth on Schedule 1.1 of the Loan Agreement.

SECTION 4.2 Amendments in Writing. None of the terms or provisions of this Parent Guaranty may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.5 of the Loan Agreement.

SECTION 4.3 Expenses; Indemnification; Waiver of Consequential Damages, etc.

(a) The Parent Guarantor agrees to pay or reimburse each Secured Party and the Agent for all its costs and expenses incurred in connection with enforcing or preserving any rights under this Parent Guaranty and the other Loan Documents to which the Parent Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the reasonable allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Agent.

(b) The Parent Guarantor agrees to pay, and to save the Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from the Parent Guarantor’s delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Parent Guaranty.

(c) The Parent Guarantor agrees to pay, and to save the Agent and the Secured Parties harmless from any and all liabilities, obligations, losses, damages, penalties, costs and expenses in connection with actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Parent Guaranty to the extent the Borrower would be required to do so pursuant to Section 11.4 of the Loan Agreement.

(d) To the fullest extent permitted by applicable law, the Parent Guarantor shall not assert, and hereby waives, any claim against any indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Parent Guaranty, any other Loan Document or any agreement or instrument contemplated hereby or the transactions contemplated hereby or thereby. No indemnitee referred to in this Section 4.3 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Parent Guaranty or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) All amounts due under this Section shall be payable promptly after demand therefor.

SECTION 4.4 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Secured Party and each of their respective Affiliates is hereby authorized at any time and from time to time, without notice to the Parent Guarantor or any other Obligor (any such notice being expressly waived by the Borrower and the other Obligors), to setoff and apply any and all deposits (general or special, time or demand, provisional or final but excluding the funds held in accounts clearly designated as escrow or trust accounts held by the Parent Guarantor for the benefit of Persons which are not Affiliates of the Parent Guarantor, whether or not such setoff results in any loss of interest or other penalty, and including without limitation all certificates of deposit) at any time held, and any other funds or Property at any time held, and other Indebtedness at any time owing by such Secured Party or any such Affiliate to or for the credit or the account of the Borrower or any other Obligor against any and all of the Guaranteed Obligations irrespective of whether or not such Secured Party will have made any demand under the Loan Agreement, this Agreement, the Notes or any other Loan Document and although such obligations of the Parent Guarantor may be contingent or unmatured or are owed to a branch or office of such Secured Party different from the branch or office holding such deposit or obligated on such indebtedness. Should the right of any Secured Party to realize funds in any manner set forth hereinabove be challenged and any application of such funds be reversed, whether by court order or otherwise, the Secured Parties shall make restitution or refund to the Borrower pro rata in accordance with their (or their Affiliates’) Revolving Loan Commitments. Each Secured Party agrees to promptly notify the Borrower, on behalf of itself and the other Obligors, and the Agent, on behalf of the Secured Parties, after any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application. The rights of the Agent and the Secured Parties and their respective Affiliates under this Section are in addition to other rights and remedies (including without limitation other rights of setoff) which the Agent or the Secured Parties may have. This Section is subject to the terms and provisions of Sections 4.5 and 11.8 of the Loan Agreement.

SECTION 4.5 Governing Law; Jurisdiction; Venue; Service of Process.

(a) Governing Law. This Parent Guaranty shall be governed by, and construed in accordance with, the law of the State of New York, including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York, without reference to the conflicts of law principles thereof.

(b) Submission to Jurisdiction. The Parent Guarantor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, New York and of the United States District Court of the Borough of Manhattan, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Parent Guaranty or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Parent Guaranty or in any other Loan Document shall affect any right that the Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Parent Guaranty or any other Loan Document against the Parent Guarantor or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. The Parent Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Parent Guaranty or any other Loan Document in any court referred to in paragraph (b) of this Section.

Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.2 of the Loan Agreement. Nothing in this Parent Guaranty will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

SECTION 4.6 Waiver of Jury Trial.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PARENT GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS PARENT GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 4.7 No Waiver by Course of Conduct, Cumulative Remedies. No waiver of any Default or Event of Default shall be a waiver of any other Default or Event of Default. No failure on the part of Agent or any other Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Parent Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No remedy, right or power conferred upon the Agent or any Secured Party is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

SECTION 4.8 Successors and Assigns. This Parent Guaranty shall be binding upon the successors and assigns of the Parent Guarantor and shall inure to the benefit of the Parent Guarantor, the Agent and the Secured Parties and their successors and assigns; provided that the Parent Guarantor may not assign, transfer or delegate any of its rights or obligations under this Parent Guaranty without the prior written consent of the Agent and the Secured Parties.

SECTION 4.9 Survival of Indemnities. Notwithstanding any termination of this Parent Guaranty, the indemnities to which the Agent and the Secured Parties are entitled under the provisions of Section 4.3 and any other provision of this Parent Guaranty and the other Loan Documents shall continue in full force and effect and shall protect the Agent and the Secured Parties against events arising after such termination as well as before.

SECTION 4.10 Titles and Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

SECTION 4.11 Severability of Provisions. Whenever possible, each provision of this Parent Guaranty shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Parent Guaranty shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions of this Parent Guaranty shall not be affected or impaired thereby.

SECTION 4.12 Counterparts, Integration and Effectiveness. This Parent Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Parent Guaranty by signing any such counterpart. This Parent Guaranty and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Parent Guaranty by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Parent Guaranty.

SECTION 4.13 Advice of Counsel, No Strict Construction. Each of the parties represents to each other party hereto that it has discussed this Parent Guaranty with its counsel. The parties hereto have participated jointly in the negotiation and drafting of this Parent Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Parent Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Parent Guaranty.

SECTION 4.14 Acknowledgements. The Parent Guarantor hereby acknowledges that:

(a) neither the Agent nor any Secured Party has any fiduciary relationship with or duty to the Parent Guarantor arising out of or in connection with this Parent Guaranty or any of the other Loan Documents, and the relationship between the Parent Guarantor, on the one hand, and the Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(b) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Parent Guarantor and the Secured Parties.

SECTION 4.15 Releases. At such time as the Guaranteed Obligations shall have been paid in full and the Revolving Loan Commitments have been terminated, this Parent Guaranty and all obligations (other than those expressly stated to survive such termination) of the Agent and the Parent Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the Parent Guarantor has executed and delivered this Parent Guaranty under seal by its duly authorized officer, all as of the day and year first above written.

[CORPORATE SEAL]	CARROLS RESTAURANT GROUP, INC., as Parent Guarantor

	By:	/s/ Joseph Zirkman
	Name:	Joseph Zirkman
	Title:	Vice President

[Signature Pages Continue]

[Parent Guaranty – Carrols Restaurant Group]

WACHOVIA BANK, NATIONAL ASSOCIATION as Agent

By:	/s/ Ronald F. Bentien, Jr.
Name:	Ronald F. Bentien, Jr.
Title:	Director

[Parent Guaranty – Carrols Restaurant Group]